Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS





We hereby consent to the use in this Registration Statement on Form S 3 of our reports dated September 22, 2005 and August 31, 2004, relating to our audits of the financial statements of The Education Resources Institute, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.








/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 7, 2005